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                                                                    EXHIBIT 3.19

                                     AMENDED

                                       AND

                                 RESTATED BYLAWS

                               OF H.C. CORPORATION



                                    ARTICLE I

                                  SHAREHOLDERS

         1. SHARE CERTIFICATES. Certificates representing shares of H.C. Corporation (the "corporation") shall set forth thereon the statements prescribed by Section 10-2A-40 of the Alabama Business Corporation Act and by any other applicable provision of law, shall be signed by the Chairman of the Board or the President or an Executive Vice President or a Vice President or the Treasurer and by the Secretary or an Assistant Vice President or an Assistant Secretary or an Assistant Treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signature of any one of these officers upon a certificate may be a facsimile if the certificate is signed by another of such officers, and the signatures of both of such officers may be facsimiles if the certificate is counter signed by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. No certificate shall be issued for any share until such share is fully paid.

         2. FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may issue fractions of a share, arrange for the disposition of fractional interests by those entitled thereto, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which the scrip is exchangeable may be sold by the corporation and the proceeds thereof



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distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may deem advisable.

         3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

         4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty days. If the stock transfer books are closed for the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding


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shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Alabama Business Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

         6. SHAREHOLDER MEETINGS.

         - TIME. The annual meeting shall be held on the first Monday of September in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, at 10:00 o'clock in the forenoon, or such other day as determined by the directors. A special meeting shall be held on the date fixed by the directors except when the Alabama Business Corporation Act confers the right to call a special meeting upon the shareholders.

         - PLACE. Annual meetings and special meetings shall be held at such place within or without the State of Alabama as shall be fixed from time to time by the Board of Directors. If the Board of Directors shall fail to fix the place for any such meeting, the meeting shall be held at the registered office of the corporation in the State of Alabama.

         - CALL. Annual meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by the holders of at least one-tenth of the shares.

         - NOTICE OF WAIVER OF NOTICE. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Alabama Business Corporation Act) nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Alabama Business Corporation Act. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; provided, however, if three successive letters mailed to the last-known address of any shareholder are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. Whenever any notice is required to be given to any


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shareholder, a waiver thereof in writing signed by him whether before, at, or after the time stated therein shall be the equivalent to the giving of such notice. Notwithstanding the provisions of this paragraph, the stock or bonded indebtedness of a corporation shall not be increased at a meeting unless notice of such meeting shall have been given as required by Section 234 of the Constitution of Alabama as the same may be amended from time to time.

         - VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be kept on file at the principal office of the corporation within or without the State of Alabama for a period of at least ten days before the meeting and shall be subject to inspection by any shareholder making written request therefor at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

         - PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         - QUORUM. A majority of the shares shall constitute a quorum. If a quorum shall not be represented at any meeting of the shareholders, such meeting may be adjourned for a period not to exceed sixty days at any one adjournment.


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         - VOTING. Except as the Articles of Incorporation, these Bylaws, or the
Alabama Business Corporation Act, shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders.

         7. WRITTEN ACTION. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the corporation.

         8. SHARES HELD FOR ACCOUNT. Pursuant to Section 10-2A-2 of the Alabama Business Corporation Act, the Board of Directors of the corporation may adopt by resolution a procedure by which any shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. FUNCTIONS GENERALLY - COMPENSATION. The business and the affairs of the corporation shall be managed by a Board of Directors. The Board may fix the compensation of directors.

         2. QUALIFICATIONS AND NUMBER. Each director shall be a natural person. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Alabama. The number of Directors which shall constitute the whole Board shall be between one (1) and eight (8). The number of directors may be increased or decreased by an amendment to these Bylaws or by a resolution of the full Board of Directors then in office or by the vote of the shareholders.

         3. ELECTION AND TERM. The initial Board of Directors shall consist of the directors named in the Articles of Incorporation and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the shareholders which have not been filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists, and any directorship to be filled by reason of an increase in the


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number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose.

         4. MEETINGS.

         - TIME. Meetings of the Board of Directors or of any committee thereof shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         - PLACE. Meetings of the Board of Directors or of any committee thereof shall be held at such place within or without the State of Alabama as shall be fixed by the Board or by any committee thereof, as the case may be.

         - CALL. No call shall be required for regular meetings of the Board of Directors or of any committee thereof for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, of the President, or of a majority of the directors in office or a majority of the members of any committee thereof, as the case may be.

         - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings of the Board of Directors or of any committee thereof, as the case may be, for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for any such special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any such meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at any such meeting shall constitute a waiver of notice of the meeting, except where any such director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         - QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. Except as herein otherwise provided, and except as may be otherwise provided by the Alabama Business Corporation Act, the act of the Board shall be the act of a majority of the directors present at a meeting at which a quorum is present.

         Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of a committee thereof, as the case may be, by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at


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the same time. Such participation shall constitute presence in person at the meeting.

         - CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, or any other director chosen by the Board.

         5. REMOVAL OF DIRECTORS. At a meeting called expressly for that purpose, the entire Board of Directors or any individual director may be removed from office with or without cause by the vote of the shareholders holding at least a majority of the shares then entitled to vote at an election of directors. In case the entire Board or any one or more directors be so removed, new directors may be elected at the same meeting.

         6. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the full Board, designate from among its members an Executive Committee and one or more other committees, which, to the extent provided in the resolution shall have and may exercise all of the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 10-2A-64 of the Alabama Business Corporation Act.

         7. WRITTEN ACTION. Any action required or permitted to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of the Executive Committee or other committee, if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the Executive Committee or other committee, as the case may be.

                                   ARTICLE III

                                    OFFICERS

         The corporation shall have a President and a Secretary, each of whom shall be elected by the directors, and may have one or more Vice Presidents, who shall be elected by the directors, and such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person.

         Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.


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         The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

         The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.

                                   ARTICLE IV

                           REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the corporation, and the name of the initial registered agent of the corporation, are set forth in the original Articles of Incorporation of the corporation.

                                    ARTICLE V

                                BOOKS AND RECORDS
                      AND FINANCIAL REPORTS TO SHAREHOLDERS

         The corporation shall keep at a location within the State of Alabama correct and complete books and records of account and correct and complete records of all transactions of the corporation, and also shall keep complete and correct minutes of its shareholders and Board of Directors and of any committee thereof.

         The corporation shall keep at its registered office or at its principal place of business, or at the office of its transfer agent or registrar either within or without the State of Alabama, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder and shall keep on file at the principal office within or without the State of Alabama the voting record of shareholders for a period of at least ten days prior to any meeting of shareholders.

         The corporation shall comply with the requirements relating to the mailing of annual financial reports to shareholders set forth in Section 10-2A-79 of the Alabama Business Corporation Act.

                                   ARTICLE VI

                                 CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.



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                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VIII

                               CONTROL OVER BYLAWS

         The power to alter, amend, and repeal the Bylaws and to make new Bylaws shall be vested in the Board of Directors, provided, however, that the Board of Directors may not alter, amend, or repeal any Bylaw establishing what constitutes a quorum at shareholders' meetings.


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